Exhibit 10(h)

                               ADVISORY AGREEMENT
                                     BETWEEN
                         HMG/COURTLAND PROPERTIES, INC.
                                       AND
                                HMG ADVISORY CORP

          This Advisory Agreement made as of June 27, 1997 and effective as of January 1, 1998 between HMG/Courtland Properties, Inc., a Delaware corporation (the "Company"), and HMG Advisory Corp., a Delaware corporation (the "Adviser");

                                   WITNESSETH:

          WHEREAS. the Company was initially established as a Massachusetts business trust by a Declaration of Trust on October 29, 1971, as amended and restated from time to time (the "Declaration of Trust"), and was converted into a corporation on July 31, 1979;

          WHEREAS, the Company has qualified as a real estate investment trust as defined in the Internal Revenue Code of 1986, as the same may be amended or modified from time to time (which, together with any regulations and rulings issued from time to time thereunder is hereinafter called the "Code"), and invests its funds in the investments permitted for a real estate investment trust;

          WHEREAS, the Board of Directors of the Company decided on April 4, 1997 that it was in the Company's best interests not to renew the Company's advisory agreement with Courtland Group, Inc., which agreement expires by its terms on December 31, 1997;


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          WHEREAS,  the  Company  desires  to avail  itself  of the  experience, sources of information, advice and assistance of the Adviser and to have the Adviser perform the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the directors of the Company (the "Directors"), as provided herein; and

          WHEREAS, the Adviser is willing to render such services, subject to the supervision of the Directors, on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1. DUTIES OF ADVISER. The Adviser shall consult with the Directors and shall, at the request of the Directors or the officers of the Company, furnish advice and recommendations with respect to all aspects of the business and affairs of the Company. In general, the Adviser shall inform the Directors of any factors which come to its attention which would influence the policies of the Company. The Adviser in performing its duties under the Agreement shall at all times be subject to the supervision of the Directors and will have only such authority as the Company may delegate to it as its agent. Such duties to be performed by the Adviser shall include: (a) counseling the Company and presenting to it investments consistent with the objectives of the Company, (b) performing such research and investigation as the Directors may request in connection with the policy decisions as to the type and nature of investments to be made by the Company; (c) evaluating the desirability of acquisition, retention and disposition of specific Company assets; (d) conducting the day-to-day investment operations of the Company;

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(e) conducting relations with mortgage loan brokers, originators and servicers, and determining whether loans offered to the Company meet the requirements of the Company; and (f) providing all of the executive and administrative personnel, office space and services required in rendering such services to the Company.

          2. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Adviser are not, and shall not be deemed to be, partners or joint venturers with each other.

          3. RECORDS. The Adviser shall keep proper books of account and records
relating  to  services  performed   hereunder  which  shall  be  accessible  for
inspection by the Company at any time during ordinary business hours.

          4. REIT QUALIFICATION. Anything else in this Agreement to the contrary notwithstanding, the Adviser shall refrain from any action which, in its reasonable judgement, or in the judgement of the Directors of which the Adviser has written notice, would adversely affect the status of the Company as a real estate investment trust as defined and limited in Sections 856, 857 and 858 of the Code or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or its securities.

          5. BANK ACCOUNTS. The Adviser may establish one or more bank accounts in its own name, and may deposit into and disburse from such accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with the funds of the Adviser, and the

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Adviser shall from time to time render  appropriate  accounting of such deposits and payments to the Directors and to the auditors of the Company

          6. BOND. The Adviser shall maintain a fidelity bond with the responsible surety company in such reasonable amount as may be required by the Directors from time to time covering its officers, employees and agents handling funds and records of the Company. Such bond shall inure to the benefit of the Company in respect of losses of such property from acts of such persons through theft, embezzlement, fraud, negligence, error or otherwise

          7. INFORMATION FURNISHED ADVISER. The Directors shall keep the Adviser informed in writing concerning the investment and financing policies of the Company. The Directors shall notify the Adviser promptly in writing of their intention to make any new investments or to dispose of any existing investments. The Directors shall furnish the Adviser with a certified copy of all financial statements, a signed copy of each report prepared by independent public accountants, and such other information with regard to its affairs as the Adviser may reasonably request.

          8. DEFINITIONS As used herein, the following terms shall have the meanings set forth below:

               (a) "Affiliate" means as to any corporation, partnership or trust any person who (a) holds beneficially, directly or indirectly one percent (1%) or more of the outstanding capital stock, shares or equity interest in such corporation, partnership or trust, (b) is an officer, director, partner, or trustee of such corporation, partnership or trust or of any person which controls, is controlled by,

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          or is under common  control with,  such  corporation,  partnership  or trust, or (c) controls, is controlled by, or is under common control with, such corporation, partnership or trust.

               (b) "Average Net Worth" is defined as the average of the amount in the shareholders' equity accounts on the books of the Company, plus the accumulated non-cash, reserves for depreciation, depletion and amortization shown on the books of the Company, determined at the close of the last day of each month for the computation period.

               (c) "Fiscal Year" shall mean any period for which any income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

               (d) "Net  Profits" is defined as the gross  earned  income of the
          Company (exclusive of gains and losses from the disposition of assets), minus all expenses other than non-cash charges for depreciation, depletion and amortization and the incentive compensation payable to the Adviser, and minus, all amounts expended for mortgage indebtedness, excluding extraordinary and balloon payments.

          Except as specifically otherwise provided herein, all calculations made in accordance with this Section 8 shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis.

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          9. REGULAR  COMPENSATION.  For services rendered under this Agreement.
The Adviser shall receive as regular compensation (1) a monthly fee at a rate of $55,000 (fifty-five thousand dollars) and (2) a monthly fee of 20% of the amount of any unrefunded commitment fees received by the Company with respect to mortgage loans and other commitments which the Company was not required to fund and which expired within the next preceding calendar month.

          10. INCENTIVE COMPENSATION. In order to reward further the Adviser for performance hereunder, the Company shall also pay to the Adviser, on or before the 15th day after the completion of the annual audit of the Company's financial statements for each Fiscal Year, incentive compensation in an amount equal to the sum of (a) 10% of the realized capital gains (net of accumulated net realized capital losses) and extraordinary nonrecurring items of income of the Company for such year, plus (b) 10% of the amount, if any, by which Net Profits of the Company for such fiscal year exceeded 8% per annum of the Average Net Worth of the Company during such year.

          11. COMPENSATION FOR ADDITIONAL SERVICES. If and to the extent that the Company shall request the Adviser, or any of its directors, officers or employees, to render services for the Company, other than those required to be rendered by the Adviser under this Agreement, such additional services shall be compensated separately on terms to be agreed upon between such party and the Company from time to time, which terms shall be fair and reasonable and at least as favorable to the Company as similar arrangements for comparable transactions of which the Company is aware with organizations unaffiliated with the Adviser.

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          The Adviser and its  affiliates  will not receive from the Company any brokerage or similar fees for the placement of mortgages or other investments with the Company. However, the Adviser and its Affiliates may receive normal brokerage commissions from borrowers, buyers, sellers, lessees or other third parties in connection with transactions involving the Company, provided that such commissions are fully disclosed to all Directors prior to their approval of the transaction and that such commissions (which to the extent paid by the borrower, buyer, seller, lessee or other third party and retained by the Adviser or its Affiliates may reduce the yield to the Company) are fair and reasonable and in accord with the prevailing rates in the locality in which the transaction is consummated for the type of transaction involved.

          12. STATEMENTS. The Adviser shall furnish to the Company not later than the tenth day of each calendar month a statement showing the computation of any compensation payable to it during such month under Section 9 hereof. The Adviser shall furnish to the Company not later than the 30th day following the end of each Fiscal Year a statement showing the computation of the fees, if any, payable in respect to such Fiscal Year under Sections 10 and 11 hereof. The final settlement of compensation payable under Sections 10 and 11 hereof for each Fiscal Year shall be subject to adjustments in accordance with, and upon completion of, the annual audit of the Company's financial statements.

          13. EXPENSES OF THE ADVISER. Without regard to the amount of compensation received hereunder by the Adviser, the Adviser shall bear the following expenses:

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               (a) all salary and  employment  expenses of its own personnel and of the officers and employees of the Company who are Affiliates of the Adviser other than expenses relating to options to purchase shares of the Company granted Affiliates of the Adviser who are also officers or employees of the Company under a plan approved by the shareholders of the Company;

               (b) all of the administrative, rent and other offices expenses (except those relating to a separate office, if any, maintained by the Company) relating to its services as Adviser; and

               (c) travel (to the extent not paid by any party other than the Company or the Adviser) and advertising expenses incurred in seeking investments for the Company.

          14. EXPENSES OF THE COMPANY. Except as expressly otherwise provided in this Agreement, the Company shall pay all its expenses not assumed by the Adviser and, without limiting the generality of the foregoing, it is agreed that the following expenses of the Company shall be paid by the Company:

               (a) the cost of borrowed money;

               (b) taxes on income, real property and all other taxes applicable to the Company;

               (c) legal, accounting, underwriting, brokerage, transfer agent's, registrar's, indenture trustee's, listing, registration and other fees, printing, engraving, and other expenses and taxes incurred in connection with the issuance,

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          distribution, transfer, registration and stock exchange listing of the
          Company's securities;

               (d) fees and expenses of advisers and independent contractors, consultants, managers and other agents employed directly by the Company;

               (e) expenses connected with the acquisition, disposition or ownership of mortgages or real property or other investment assets, including, to the extent not paid by any party other than the Company or the Adviser, but not limited to, costs of foreclosure, costs of appraisal, legal fees and other expenses for professional services, maintenance, repair and improvement of property; and brokerage and sales commissions, and expenses of maintaining and managing real property equity interests;

               (f) the expenses of organizing or terminating the Company;

               (g) all insurance costs (including the cost of Director's liability insurance) incurred in connection with the protection of the Company's property as required by the Directors;

               (h) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company including a dividend reinvestment plan, if any;

               (i) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and

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          mailing  checks,  certificates  for securities and proxy  solicitation materials and reports to holders of the Company's securities;

               (j) to the extent not paid by  borrowers  from the  Company,  the
          expenses  of   administering,   processing  and  servicing   mortgage,
          development, construction and other loans;

               (k) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Company;

               (1) general legal, accounting and auditing fees and expenses;

               (m) salaries and other employment expenses of the personnel employed or retained by the Company who are not Affiliates of the Adviser, fees and expenses incurred by all Directors and officers in attending Directors' meetings (including meetings of Board committees); fees and travel and other expenses incurred by the Directors, officers and employees of the Company who are not Affiliates of the Adviser; and

               (n) expenses relating to options to purchase shares of the Company granted to officers and employees of the Company (including Affiliates of the Adviser) under a plan approved by the Shareholders of the Company

          15. OTHER ACTIVITIES OF ADVISER. Nothing herein contained shall prevent the Adviser from engaging in other business but the Adviser may not (although its Affiliates may) otherwise engage in activities similar to those to be performed by it for the Company, including the rendering of services and advice to other persons and entities, the acting as a Director and the management of other investments, (including the investments of the Adviser

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and its Affiliates). The Adviser shall counsel the Company regarding investments and shall present to the Company a continuing flow of suitable investments which are consistent with the objectives of the Company.

          Directors,officers, employees and agents of the Adviser or of Affiliates of the Adviser may serve as Directors, officers, employees or agents of the Company. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles with the Company.

          16. TERM-TERMINATION OF AGREEMENT. This Agreement shall continue in full force for a term expiring on December 31, 1998 and thereafter it may be extended from year to year by the affirmative vote of a majority of the Directors who are not Affiliates of the Adviser and the affirmative vote of a majority of the shareholders of the Company present in person or by proxy at a meeting called to renew this Agreement.

          17. AMENDMENTS. This Agreement shall not be modified or terminated except by an instrument in writing signed by both parties hereto, or their respective, successors or assigns, or otherwise as provided herein.

          18. ASSIGNMENT. This Agreement is not assignable without the consent of the unaffiliated Directors of the Company and of the Adviser.

          19. DEFAULT, BANKRUPTCY, ETC. At the option of the Directors, this Agreement shall be terminated immediately upon written notice of termination from the Directors to the Adviser if any of the following events shall occur:

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               (a) If the Adviser shall violate any provision of this  Agreement and, after written notice of such violation, shall not cure such default within 30 days;

               (b) If the Adviser shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or any order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Adviser or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Adviser for its reorganization; or

               (c) If the Adviser shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

          The Adviser agrees that if any of the events  specified in subsections
(b) and (c) of this Section 19 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

          20. ACTION UPON TERMINATION. The Adviser shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder but shall be paid all compensation accruing to the date of termination. The Adviser shall forthwith upon such termination:

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               (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled,

               (b) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all monies held by it, covering the period following the date of the last accounting furnished to the Directors, and

               (c) deliver to the Directors all property and documents of the Company then in the custody of the Adviser.

          21. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware as at the time in effect.

          22. MISCELLANEOUS. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Adviser. None of the Adviser, its owners, directors, officers or employees shall be liable to the Company, the Directors or the holders of securities of the Company except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties.

          23. NOTICES. Any communications given hereunder shall be in writing delivered at the following addresses of the parties hereto:

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           The Directors and/or the Company:
                2701 South Bayshore Drive
                Coconut Grove, Florida 33133

           The Adviser:
                2701 South Bayshore Drive
                Coconut Grove, Florida 33133

          Either party may at any time give notice in, writing to the other party of a change of its address for the purpose of this Section 23.

          IN WITNESS WHEREOF, HMG/Courtland Properties, Inc., by an authorized officer, and HMG Advisory Corp., by an authorized officer, in such case thereunto duly authorized, have signed these presents on June 27, 1997, effective as of January 1, 1998.

 Attest:                                     HMG/COURTLAND PROPERTIES, INC.

 By  /s/ Lawrence I. Rothstein               By /s/ Maurice Wiener
          Lawrence I. Rothstein                Maurice Wiener
          Secretary                            Chairman of the Board
                                               of Directors

 Attest:                                     HMG ADVISORY CORP,

 By  /s/ Lawrence I. Rothstein               By /s/ Maurice Wiener
          Lawrence I. Rothstein                Maurice Wiener
          Secretary                            Chief Executive Officer


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